UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 5, 2009

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24821	No. 77-0430924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2145 Hamilton Avenue

San Jose, CA 95125

(Address of principal executive offices including Zip Code)

(408) 376-7400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 5, 2009, eBay Inc., a Delaware corporation (“eBay”), eBay International AG, a company organized under the laws of Switzerland and a wholly owned subsidiary of eBay (“International”), and Sonorit Holding, AS, a Norwegian company and a wholly owned subsidiary of eBay (“Sonorit,” and together with eBay and International, the “Sellers”), and Springboard Group S.a.r.l., a company organized under the laws of Luxembourg (the “Buyer”), entered into Amendment No. 3 and Consent (the “Amendment”) amending the share purchase agreement (the “Purchase Agreement”) dated as of September 1, 2009, as amended on September 14, 2009, October 19, 2009 and October 21, 2009, pursuant to which the Sellers agreed to sell the share capital of Skype Luxembourg Holdings S.a.r.l., Skype Inc. and Sonorit (collectively with their respective subsidiaries, the “Skype Companies”) to the Buyer.

The Amendment was entered into to reflect the terms of a settlement agreement entered into on November 5, 2009 (the “Settlement Agreement”) by, among others, the Sellers, the Buyer, certain Skype Companies, the members of the investor group led by Silver Lake that formed the Buyer (including the Canada Pension Plan (CPP) Investment Board, Index Ventures and Andreessen Horowitz) and certain affiliated parties, and Joltid Limited and certain of its affiliated parties., pursuant to which the parties to the Settlement Agreement agreed, among other things, to transfer to the Skype Companies all software previously licensed from Joltid and to end all currently pending litigation by Joltid against eBay and the members of the investor group upon completion of the transactions contemplated by the Purchase Agreement.

The Amendment, among other things, reflects that the 35% equity stake in the Buyer to be received by the Sellers at the closing would be reduced to approximately 30% after taking into account the equity issuances to be made by the Buyer pursuant to the terms of the Settlement Agreement.

As previously disclosed, Mr. Marc L. Andreessen, a member of the board of directors of eBay, is a general partner of Andreessen Horowitz, which will own less than 5% of the Buyer.

Item 8.01. Other Events.

On November 6, 2009, eBay issued a press release announcing the execution of the Settlement Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1       Press Release, issued by eBay Inc. on November 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2009

EBAY INC.

By:	/s/ Brian H. Levey
Brian H. Levey
Vice President, Deputy General Counsel, and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, issued by eBay Inc. on November 6, 2009